UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2014

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400

Los Angeles, California 90067

(Address of principal executive offices, including zip code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

American International Group, Inc. and AerCap Holdings N.V. (“AerCap”) have received all regulatory approvals required to complete the previously announced acquisition by AerCap of International Lease Finance Corporation.  Subject to satisfaction of other customary conditions to closing, the acquisition is expected to be consummated in the second quarter of 2014.

Forward-Looking Statements.

This 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statement regarding the expected consummation of the acquisition during the second quarter of 2014.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of ILFC to vary materially from those anticipated, expected or projected.  Such factors include, among others, the satisfaction or waiver of certain customary and other closing conditions.  ILFC does not intend, and undertakes no obligation to update any forward-looking information to reflect events or circumstances after the date of this 8-K or to reflect the occurrence of unanticipated events unless required by law to do so.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
By:	Elias Habayeb
Senior Vice President & Chief Financial Officer

DATED:  May 5, 2014